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                                                                   Exhibit 10.40

LASALLE NATIONAL LEASING CORPORATION

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                                                         RAILCAR LEASE AGREEMENT

     THIS RAILCAR LEASE AGREEMENT (the "Lease") is made as of the      day of
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January, 2001, by and between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and PACER INTERNATIONAL, INC., its successors and permitted assigns ("Lessee").

     The parties agree that Lessee shall lease from Lessor the railcars (collectively the "Cars") described in the Schedules to be executed pursuant hereto (collectively, the "Schedule"), subject to the terms set forth herein, in the Riders attached hereto and in the Schedule. Each Schedule incorporates by reference the terms and conditions of this Lease and constitutes a separate instrument of lease. Certain definitions and construction of certain of the terms used herein are provided in Section 23 hereof.

     1. TERM. The term of lease with respect to each Car shall consist of the term set forth in the Schedule relating thereto; provided, however, that this Lease shall be effective from and after the date of execution hereof.

     2. RENT. Lessee shall pay Lessor rent for the use of the Cars in the aggregate amounts specified in the Schedule, and all other amounts payable pursuant to this Lease, without prior notice or demand. Each Schedule constitutes a non-cancellable net lease, and Lessee's obligation to pay rent, and otherwise to perform its obligations under this Lease, each Schedule and all of the other documents and agreements entered into in connection herewith (the "Lease Documents"), are and shall be absolute and unconditional and shall not be affected by any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee now has or hereafter may have against Lessor, the manufacturer or vendor of the Cars, or anyone else, for any reason whatsoever. Rent is payable as and when specified in the Schedule by mailing the same to Lessor at its address specified pursuant to this Lease; and shall be effective upon receipt. Time is of the essence. If any rent is not paid on the due date, Lessor may collect, and Lessee agrees to pay, a charge (the "Late Charge") calculated as the product of the late charge rate specified in the Schedule (the "Late Charge Rate") and the amount in arrears for the period such amount remains unpaid. Lessor expressly acknowledges and agrees that nothing contained in this
Section 2 shall constitute a waiver by the Lessee of any of its rights under this Lease, the Schedule or any of the other Lease Documents or of its right to assert and sue upon any claims it may have against Lessor or any other person in one or more separate actions so long as such claims or actions in no way diminish or discharge Lessee's obligation to pay rent, and otherwise to perform its obligations under the Lease Documents without any right of setoff, counterclaim, recoupment, deduction, or defense.

     3. REPRESENTATIONS AND WARRANTIES. (a) Representations and Warranties of Lessee. Lessee represents and warrants that: (i) Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Tennessee. (ii) The execution, delivery and performance of this Lease, the Schedule and all related instruments and documents: (A) have been duly authorized by all necessary corporate action on the part of Lessee; (B) do not require the approval of any stockholder, trustee or holder of any obligations of Lessee except such as have been duly obtained; and (C) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound.
(iii) This Lease, the Schedule and all related instruments and documents, when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally, and except as such enforceability may be subject to the application of equitable principles, legal or equitable. (iv) There are no actions, suits or proceedings pending to which Lessee is a party, and there are no other actions, suits or proceedings threatened of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean
(1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee, or (2) a material impairment of the ability of Lessee to perform its obligations under or to remain in compliance with the Lease Documents. Further, to the best of its knowledge, Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any

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lease agreement which, either individually or in the aggregate, would have the same such effect. (v) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (vi) The address stated below the signature of Lessee is the chief place of business and chief executive office of Lessee; and Lessee does not conduct business under a trade, assumed or fictitious name. (vii) Lessee: (A) has conducted, and will continue to conduct, its business operations, and throughout the term of this Lease will use the Cars, so as to comply with all Environmental Laws (as hereinafter defined), (B) when not in possession of the Cars, Lessee will use its best efforts to ensure that the Cars are operated in a manner that is in compliance with all Environmental Laws, provided, however, the foregoing clause (B) shall no way diminish Lessee's obligations under any of the Lease Documents.

     (b) Representations and Warranties of Lessor: Lessor represents and warrants: (i) Lessor is a corporation duly organized and validly existing in good standing under the law of the State of Delaware. (ii) The execution, delivery and performance of the Lease Document: (A) having duly authorized by all necessary corporate action on the part Lessor: (B) do not require the approval of every stockholder, trustee or holder of any obligations of Lessor except such as had been duly obtained. (iii) This Lease, the Schedule and all related instruments and documents, when entered into, will constitute legal, valid and binding obligations of Lessor enforceable against Lessor in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally, and except that such enforceability may be subject to the application of equitable principles in any proceeding, legal or equitable.

     4. CONDITIONS PRECEDENT. Lessor's obligations hereunder are conditioned upon satisfaction of the following conditions:

          (a) Lessor having received the following, in form and substance satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions hereof; (2) certificate of Lessee's Secretary certifying: (i) resolutions of Lessee's Board of Directors duly authorizing the leasing of the Cars hereunder and the execution, delivery and performance of this Lease, the Schedule and all other related instruments and documents, and (ii) the incumbency and signature of the officers of Lessee authorized to execute such documents; and (3) the Schedule with respect to the Cars.

          (b) Upon execution hereof, Lessor will (1) cause this Lease (or a memorandum thereof) to be duly filed and recorded with the Surface Transportation Board ("STB"), in accordance with 49 U.S.C. Section 11301, (2) cause this Lease to be deposited with the Registrar General of Canada pursuant to Section 105 of The Canada Transportation Act and cause notice of such deposit to be forthwith given in The Canada Gazette in accordance with said Section 105,
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and (3) cause such filings and notices to be filed or made as necessary or appropriate to protect the interests of the Lessor in such other places within the United States as Lessor reasonably shall determine.

          (c) All representations and warranties provided in favor of Lessor herein shall be true and correct on the effective date of the Schedule with the same effect as though made as of such date (and Lessee's execution and delivery of the Schedule shall constitute an acknowledgment of the same).

          (d) There shall be no Default.

     5. FINANCIAL STATEMENTS; FURTHER ASSURANCES. (a) Lessee will furnish Lessor
(1) within one hundred twenty (120) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statement of income and statement of changes in financial position of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Lessee (it being agreed that if Lessee files a Form 10-K with the Securities and Exchange Commission, that delivery of such Form 10-K shall be deemed to satisfy the requirements of this Section 5(a)(1)); and (2) within sixty (60) days after the end of each quarter of Lessee's fiscal year, a balance sheet of Lessee as at the end of such quarter, and the related statement of income and statement of changes in financial position of Lessee for such quarter, prepared in accordance with GAAP (it being agreed that if Lessee files a Form 10-Q with the Securities and Exchange Commission, that delivery of such Form 10-Q shall be deemed to satisfy the requirements of this Section 5(a)(2)).
(b) Lessee will duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order to effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created in favor of Lessor hereunder, including, without limitation, if requested by Lessor, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting to this Lease any Replacement Car (as hereinafter defined), and the recording or filing of counterparts hereof or thereof in accordance with the laws of such jurisdiction as Lessor may from time to time deem advisable, and the filing of Uniform Commercial Code financing statements with respect thereto.

     6. ACCEPTANCE BY LESSEE. Lessee shall execute and deliver to Lessor a Schedule containing a complete description of the Cars; whereupon, as between Lessor and Lessee the same shall be deemed to have been finally accepted by Lessee pursuant to this Lease.

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     7. OWNERSHIP AND MARKING OF THE CARS. Lessor shall and hereby does retain all incidents of ownership with respect to the Cars notwithstanding the delivery of the Cars to Lessee hereunder. Each Car is and will be numbered with its reporting mark shown on the Schedule relating thereto. Lessee will not change the reporting mark of any Car except in accordance with a statement of new reporting marks to be substituted therefor, which statement shall be delivered to Lessor by Lessee and a supplement to this Lease with respect to such new marks shall be filed or recorded in all public offices where this Lease (or a memorandum thereof) shall have been filed or recorded. Except for any insignia and other markings that appear on any Car as originally accepted by Lessee, Lessee will not allow the name of any person to be placed on any Car as a designation that might reasonably be interpreted as a claim of ownership; provided, however, that subject to the delivery of the statement specified in the preceding sentence, Lessee may cause the Cars to be lettered with the names or initials or other insignia customarily used by Lessee or any permitted sublessee of railroad equipment used by it of the same or a similar type. If Lessor requests, Lessee agrees that it will cause the UMLER register with respect to each Car to reflect the name of Lessor in the owner field.

     8. DISCLAIMER OF WARRANTIES.

     LESSEE ACKNOWLEDGES AND AGREES THAT, AS BETWEEN LESSOR AND LESSEE (I) EACH CAR IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (II) LESSEE IS SATISFIED THAT EACH CAR IS SUITABLE FOR ITS PURPOSES,
(III) LESSOR IS NOT A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (IV) EACH CAR IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED, AND (V) LESSOR LEASES TO LESSEE AND LESSEE TAKES EACH CAR "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", AND LESSEE ACKNOWLEDGES THAT LESSOR HAS NOT MADE, AND LESSOR HEREBY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OR REPRESENTATIONS EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE, OF THE CARS, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. During the term of this Lease, so long as Lessee is not then in Default hereunder, Lessee may assert and enforce, from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the sole cost and expense of Lessee, whatever claims and rights Lessor may have as owner of the Cars against the manufacturers or any prior owner thereof.

     9. MAINTENANCE; OPERATION; POSSESSION; COMPLIANCE WITH LAWS.

     Lessee, at its own cost and expense, shall maintain, repair and keep, or caused to maintained, repaired or kept, each Car (a) in accordance with prudent Class I railroad industry maintenance practices in existence from time to time,
(b) in a manner consistent with the maintenance practices used by Lessee in respect of equipment owned or leased by Lessee similar in type to such Car, (c) in accordance with maintenance requirements of insurance policies covering such Car, (d) eligible for interchange service, and (e) in compliance with all orders, statutes, rules, regulations, directives and other laws and requirements of the United States of America, and any and all jurisdictions in which its operations involving any of the Cars may extend, with the Interchange Rules and with all rules of the United States Department of Transportation, the Surface Transportation Board, the Federal Energy Regulatory Commission, the Federal Railroad Administration, the United States Environmental Protection Agency and any other legislative, executive, administrative, regulatory or judicial body, agency or commission (whether Federal, state, local or otherwise) exercising any power or jurisdiction over the Cars or any of the parties to this Lease or the Lease Documents, to the extent that the foregoing affect the title, operation, possession or use of, or any other undertaking with respect to, the Cars or are necessary to comply with applicable health, safety or environmental standards (all of the foregoing, the "Applicable Standards"), the enforcement of which would adversely affect Lessor or Lessor's title to, or ownership of, or residual interest in, the Cars. For the purposes hereof, "Interchange Rules" means all codes, rules, regulations, interpretations, laws and orders governing the hire, use, condition, repair and all other matters pertaining to the interchange of freight traffic reasonably interpreted within the rail industry as being applicable to the Cars, as adopted and in effect from time to time by the Association of American Railroads, or any successor, and in the event that such Applicable Standards require any alteration, replacement or addition of or to any part of the Cars, Lessee will conform therewith at its own expense. Lessee will prepare and deliver to Lessor within a reasonable time prior to the required date of filing (or, to the extent permissible, file on behalf of Lessor) any and all reports (other than income tax returns) to be filed by Lessor with any Federal, state or other regulatory authority by reason of Lessor's right, title and interest in the Cars or the leasing thereof to Lessee. Notwithstanding the foregoing, Lessee may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which does not materially adversely affect the rights or interests of Lessor in the Cars or hereunder or otherwise expose Lessor to criminal sanctions or release Lessee from the obligation to return the Cars in compliance with the provisions of
Section 16 hereof.

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     Lessee shall be entitled to the possession of the Cars and to the use of the Cars upon lines of railroad owned or operated by it, upon lines of railroad over which Lessee has trackage or other operating rights, or over which railroad equipment of Lessee is regularly operated pursuant to contract and on railroad lines of other railroads in the United States, Canada, and Mexico in the usual interchange of traffic or in through or run-through service and shall be entitled to permit the use of such Cars upon connecting and other carriers in the usual interchange of traffic or pursuant to in-through or run-through agreements. Notwithstanding the foregoing, Lessee shall not permit any Car to be physically located outside the United States during more than fifty (50) percent of any taxable year. Nothing shall be deemed to constitute permission by Lessor to any Person that acquires possession of any Car to take any action inconsistent with the terms and provisions of this Lease.

     10. MODIFICATIONS.

     In the event the Association of American Railroads, the United States Department of Transportation, or any other United States governmental agency having jurisdiction over the operation, safety or use of railroad equipment requires that any Car be altered, replaced or modified (a "Required Modification"), Lessee agrees to make such Required Modification at its own cost and expense; provided, however, that Lessee may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which does not materially adversely affect the rights or interests of Lessor in the Cars or hereunder or otherwise expose Lessor to criminal sanctions or relieve Lessee of the obligation to return the Cars in compliance with the provisions of Section 16 hereof. Title to any Required Modification immediately shall vest in Lessor. Notwithstanding anything herein to the contrary, if Lessee determines in good faith that any Required Modification to a Car would be economically impractical, it shall provide written notice of such determination to Lessor and the parties hereto shall treat such Car as if an Event of Loss had occurred as of the date of such written notice with respect to such Car and the provisions of Section 13 hereof with respect to rent, termination and disposition shall apply with respect to such Car. The Lessee shall be permitted at any time to request that Lessor finance any Required Modification provided that Lessor may, in its sole discretion, refuse such financing request of Lessee; provided, however, Lessor's refusal to finance any Required Modification shall in no way excuse Lessee's performance of its obligations under this Lease.

     Lessee at any time may modify, alter or improve any Car (a "Modification"); provided that no Modification shall adversely affect the fair market value, utility, or remaining useful life of such Car below the fair market value, utility, or remaining useful life thereof immediately prior to such Modification, assuming such Car was then in the condition required to be maintained by the terms of this Lease. Title to each such Modification shall remain with Lessee so long as it is readily removable from such Car and upon its removal will not interfere with the normal use and operation of the Car (each, a "Severable Modification"). In all other instances, title to such Modifications immediately shall vest in Lessor. If Lessee shall, at its sole cost and expense, cause such Severable Modification to be made to any Car and such Severable Modification is reasonably necessary for the economic operation of such Car, Lessor shall have the right, prior to the return of such Car to Lessor hereunder, to purchase such Severable Modification at its then fair market value. If Lessor does not elect to purchase such Severable Modification, Lessee may remove, and shall remove if requested by Lessor, such Severable Modification at Lessee's sole cost and expense.

     11. FEES AND TAXES. (a) To the extent permitted by law, Lessee shall file any necessary report and return for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor (on an after-tax basis, taking into account all relevant, current, and future tax costs and benefits) for, and agrees to indemnify and hold Lessor harmless from: (1) all titling, filing, publication, recordation, documentary stamp and other fees; and (2) taxes (other than taxes calculated solely on the basis of net income), assessments and all other charges or withholdings of any nature (together with any penalties, fines or interest thereon); relating to the Cars or this Lease or the delivery, acquisition, ownership, use, operation, substitution, leasing or subleasing of the Cars, or upon the rentals payable hereunder, whether the same be assessed to Lessor or Lessee, provided that Lessee shall not be required to pay, or to reimburse or indemnify Lessor for, any of the following: (i) any tax imposed on or with respect to or measured by the gross or net income, gross receipts, capital, net worth or franchise of Lessor or the conduct of business by Lessor unless (A) such tax is a sales, use, rental, goods and services or similar tax, or (B) such tax is imposed by a jurisdiction outside the United States of America, or a jurisdiction within the United States of America in which Lessor would not have otherwise been subject to tax, as the result of the use, operation or presence of any Car or any activity of Lessee, any permitted Sublessee or any other permitted user of any Car in such jurisdiction; (ii) any tax imposed on or with respect to any sale, assignment, transfer or other disposition by Lessor of any interest in any Car or this Lease or any Schedule unless caused by an Event of Loss with respect to such Car or by an exercise of remedies after the occurrence of a Default, or unless made at the request of Lessee; (iii) any tax imposed with respect to any Car for any period after the expiration or earlier termination of this Lease with respect to such Car and the return of such Car (if and as required by this Lease) to Lessor; (iv) any interest or penalty resulting from the failure of Lessor to file any tax return or other tax document, or to pay any tax, in a timely and proper manner unless such failure results from the failure by Lessee to perform its obligations under this Lease; (v) any tax to the extent such tax would not have been incurred but for, or is increased as a result of, (A) the gross negligence or willful misconduct of Lessor, (B) any sale-leaseback, loan, assignment of receivables or other transaction between Lessor and a third party with respect to any Cars, this Lease or any Schedule; and (vi) any United States federal withholding tax. Upon request, Lessor shall furnish to Lessee all documentation and other information necessary to file such reports and returns and to pay the amount of such

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fees, taxes or other sums then due; provided, however, nothing contained herein shall require that Lessor deliver copies of tax returns or other information that it considers (in its sole discretion) confidential.

     (b) If any report, return or property listing, or any fee, tax or assessment for which Lessee is required to indemnify Lessor pursuant to sub-part
(a) hereof ("Imposition") is, by law, required to be filed by, assessed or billed to, or paid by, Lessor, Lessee at its own expense will do all things required to be done by Lessor (to the extent permitted by law) in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects, including (but not limited to), the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition or of the amount thereof, and Lessor agrees to notify Lessee promptly in writing of Lessor's receipt of any assessment, bill or other claim by any taxing authority for any such Imposition, provided that (x) Lessor's failure to provide such notice shall not relieve Lessee of its obligations under this Section 11 unless such failure precludes a contest of such Imposition, (y) Lessor will have the right to elect (by giving Lessee written notice of such election together with Lessor's notice of receipt of such claim) to control any contest of such Imposition that may result in any material unindemnified loss, cost or expense to Lessor, and (z) Lessee shall not be permitted to contest any such claim unless the amount of the Imposition that is the subject of such claim (plus the amount of all other Impositions that may be asserted with respect to the Cars in the same or any other tax period) exceeds $10,000. Lessor agrees to cooperate with Lessee in any such contest unless such cooperation would cause any material unindemnified loss, cost or expense to Lessor, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition shall be paid, subject to refund proceedings, if failure to pay would create a material danger of the sale, forfeiture or loss of the Cars or any interest therein. If Lessor obtains a refund of any Imposition which has been paid (by Lessee, or by Lessor and for which Lessor has been reimbursed by Lessee), Lessor shall promptly pay such refund to Lessee, provided that Lessor shall not be required to pay such refund to Lessee if a Default is continuing unless and until such Default ceases to exist, provided further that the amount payable by Lessor under this sentence shall not exceed the amount paid by Lessee with respect to such Imposition. To the extent that any tax liability of Lessor for which Lessee is not required to indemnify Lessor is reduced as a result of an Imposition which Lessee has paid or for which Lessee has indemnified Lessor, Lessor shall pay to Lessee the amount of such tax savings plus the amount of any additional tax savings resulting from such payment, provided that (i) the amount payable by Lessor under this sentence shall not exceed the amount paid by Lessee with respect to such Imposition (ii) Lessor shall not be required to make any such payment if a Default has occurred and is continuing unless and until such Default ceases to exist. Lessee shall indemnify Lessor for any refund or tax saving paid by Lessor to Lessee which subsequently becomes disallowed or recaptured. Lessee will cause all billings of such charges to Lessor to be made to Lessor in care of Lessee (to the extent permitted by applicable law) and will, in preparing any report or return required by law with respect to any Imposition (to the extent permitted on such report or return), show the ownership of the Cars in Lessor, and shall send a copy of any such report or return to Lessor. If Lessee fails to pay any such Impositions when due, except any Imposition being contested in good faith and by appropriate proceedings as above provided for a reasonable period of time, Lessor at its option may do so, in which event the amount so paid (including any penalty or interest incurred as a result of Lessee's failure), plus interest thereon at the Late Charge Rate shall be paid by Lessee to Lessor with the next periodic payment of rent. (c) As used herein, the term "Lessor" shall mean and include Lessor and the consolidated Federal taxpayer group of which Lessor is a member, Lessor shall cause each of its Affiliates to comply with the obligations of "Lessor" under this Section 11. At Lessee's written request, Lessor's calculation of an indemnity payment under this Section 11 which is at least $50,000 Dollars shall be submitted to a nationally recognized public accounting firm selected by Lessor reasonably acceptable to Lessee to verify the accuracy of Lessor's calculations. If Lessee pays an indemnity payment before completion of such review, appropriate adjustments will be made after completion of the review to take into account any redetermination of such indemnity made by the accounting firm. Lessee shall pay the fees and expenses charged by the accounting firm for such review unless such an accounting firm concludes that the indemnity payment calculated by Lessor exceeds the indemnity payment properly due by an amount exceeding 10% of the indemnity payment calculated by Lessor.

     12. LIENS. Lessee agrees to maintain the Cars free from all claims, liens, attachments, rights of others and legal processes ("Liens") of creditors of Lessee or other persons claiming by, through or under Lessee, other than Liens for: (a) fees, taxes, levies, duties or other governmental charges of any kind, Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any material danger (as determined in Lessor's sole reasonable discretion) of the sale, forfeiture or loss of the Cars or any interest therein); (b) Liens arising out of any judgments or awards against Lessee with respect to which a stay of execution has been obtained pending an appeal or proceeding for review; (c) Liens for taxes of Lessor for which Lessee has no indemnification obligation pursuant to this Lease (such Liens in clauses (a)and (d) being hereinafter referred to as "Permitted Liens"); and (d) Liens created by or through Lessor. Lessee will defend, at its own cost and expense, Lessor's title to the Cars from such claims, Liens or legal processes (other than Permitted Liens). Lessee shall also notify Lessor promptly upon receipt of notice of any Lien (other than Permitted Liens) affecting the Cars in whole or in part.

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     13. LOSS, DESTRUCTION, REQUISITION, ETC.

     (a) Lessee hereby assumes the risk of direct and consequential loss and damage to the Cars. Except as otherwise provided herein, no loss or damage to the Cars or any part thereof shall release or impair any obligations of Lessee under this Lease. Lessee agrees that Lessor shall not incur any liability to Lessee for any loss of business, loss of profits, expenses, or any other damages resulting to Lessee by reason of any failure of or delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Cars, nor shall Lessor at any time be responsible for personal injury or the loss or destruction of any other property resulting from the Cars. In the event of loss or damage to any Car which does not constitute an Event of Loss (as hereinafter defined), Lessee shall, at its sole cost and expense, promptly repair and restore such Car to the condition required by this Lease. Provided that Lessee is not then in Default, upon receipt of evidence reasonably satisfactory to Lessor of completion of such repairs, Lessor will apply any insurance proceeds received by Lessor on account of such loss to the cost of repairs.

     (b) In the event that any Car (i) shall suffer destruction, damage, contamination or wear which, in Lessee's good faith opinion, makes repair uneconomic or renders such Car unfit for commercial use, (ii) shall suffer theft or disappearance, (iii) shall be permanently returned to the manufacturer pursuant to any patent indemnity provisions, (iv) shall have title thereto taken or appropriated by any governmental authority under the power of eminent domain or otherwise, (v) shall be taken or requisitioned for use by any governmental authority (other than the United States government or any agency or instrumentality thereof) under the power of eminent domain or otherwise, (vi) shall be taken or requisitioned for use by the United States government or any agency or instrumentality thereof and such taking or requisition is continuing on the last day of the term of this Lease or (vii) shall become obsolete or not usable for the purposes for which it was placed in service (any such occurrence being hereinafter called an "Event of Loss"), Lessee, in accordance with the provisions hereof, shall promptly and fully inform Lessor of such Event of Loss.

     (c) Upon the occurrence of an Event of Loss with respect to any Car, Lessee shall within thirty (30) days thereafter notify Lessor of such Event of Loss and of its election to perform one of the following options (it being agreed that if Lessee shall not have given notice of said election within said thirty (30) day period, or if providing a Replacement Car could cause adverse tax consequences to Lessor, Lessee shall be deemed to have elected to perform the option set forth in the following paragraph (ii)):

          (i) as promptly as practicable, and in any event on or before the Business Day (as hereinafter defined) next preceding the sixtieth (60th) day next following the date of such notice, in replacement for such Car, Lessee shall convey or cause to be conveyed to Lessor a Replacement Car (as defined below) to be leased to Lessee hereunder, such Replacement Car to be free and clear of all liens (other than Permitted Liens), to be of a similar make and model to the Car so replaced and to have a fair market value, utility and remaining useful life at least equal to the Car so replaced (assuming such Car was in the condition required to be maintained by the terms of this Lease); provided that, if Lessee shall not perform its obligation to effect such replacement under this paragraph (i) during the period of time provided herein, then Lessee shall pay on the next succeeding date for the payment of rent to Lessor the amounts specified in paragraph (ii) below; provided, further that, if Lessee is diligently undertaking to convey such Replacement Car but is unable to do so within the allotted time due to circumstances beyond its control, then Lessee shall not be required to make the payments specified in paragraph (ii) below so long as it (A) provides Lessor written notice within forty-five
     (45) days of such notice of Event of Loss that Lessee will be unable to convey a Replacement Car within sixty (60) days of such notice of Event of Loss and (B) Lessee pays the Stipulated Loss Value of such Car as a deposit to Lessor, which deposit shall be applied against the purchase of the Car, which amount shall be payable on the ninetieth (90th) day following the date of such notice if no Replacement Car has been delivered by such date; or

          (ii) on the next succeeding date for the payment of rent that is at least sixty (60) days after the date of notice of such Event of Loss or deemed Event of Loss, Lessee shall pay or cause to be paid on such rent payment date to Lessor (A) an amount equal to the Stipulated Loss Value of each such Car, determined as of such rent payment date, (B) all rent payable on such date in respect of such Car, and (C) all other sums then due and payable hereunder, it being understood that until such Stipulated Loss Value is paid, there shall be no abatement or reduction of rent.

     (d) Upon the sale or replacement of any Car in compliance with this Section 13 or upon the payment of all sums required to be paid pursuant hereto in respect of any Car for which Lessee has elected to pay or is deemed to have elected to pay the amounts specified above, the term of this Lease with respect to such Car and the obligation to pay rent for such Car accruing subsequent to the date of payment of the Stipulated Loss Value pursuant to the terms hereof shall terminate; provided that Lessee shall be obligated to pay all rent in respect of such Car which has accrued up to and including the date of payment of the Stipulated Loss Value. Upon the payment of all sums required to be paid pursuant hereto in respect of any Car, Lessor will convey to Lessee or its designee all right, title and interest of Lessor in and to such Car, "AS IS", "WHERE IS", without recourse or warranty other than a warranty that whatever title to such Cars was originally conveyed to Lessor has been conveyed to Lessee, free and clear of any Liens created by or through Lessor, and shall execute and deliver to Lessee or its designee such bill(s) of sale and other documents and instruments as Lessee or its designee reasonably may request to evidence such conveyance. As to each Car so disposed of, Lessee or its designee shall be entitled to any amounts arising from such disposition, plus any awards, insurance or other proceeds and damages (including any Association of American Railroads interline settlement paid upon an Event of Loss) received by Lessee or Lessor by reason of such Event of Loss after having paid the Stipulated Loss Value attributable thereto; provided, however, that, with respect to any Event of Loss referred to in clauses (v) and (vi) of sub-part (b) above, any excess of such condemnation awards over the amount of the Stipulated Loss Value of such Car shall be paid to Lessee so long as the result of such condemnation was not directly or proximately caused by Lessee's neglect, in which such case, any excess of such condemnation awards over the amount of the Stipulated Loss Value of such Car shall be paid to Lessor. At the time of or prior to any replacement of any Car, Lessee, at its own cost and expense, will (A) furnish Lessor with a bill of sale and an assignment of warranties with respect to the Replacement Car, (B) execute and deliver to Lessor an amendment in form and substance acceptable to Lessor, subjecting such Replacement Car to this Lease, and duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution and to the extent required by Lessor, to be filed for recordation in the same manner as provided for the original Lease, (C) furnish Lessor with copies of all filings made with the STB and the Registrar General of Canada that are necessary or appropriate to perfect and protect Lessor's interests in the Replacement Car, and (D) furnish Lessor with a certificate of a qualified engineer (who may be the system chief mechanical officer of Lessee) certifying that the Replacement Car has a fair market value, utility and remaining useful life at least equal to the Car so replaced (assuming such Car was in the condition required to be maintained by the terms of this Lease) and setting forth a reasonable basis for such conclusion in reasonable detail. For all purposes hereof, upon passage of title thereto to Lessor, the Replacement Car shall be deemed part of the property leased hereunder and the Replacement Car shall be deemed a "Car" as defined. Upon such passage of title, Lessor will transfer to Lessee, without recourse or warranty other than a warranty that title to such Car has been conveyed to Lessee, free and clear of any Liens other than any Liens created by or through Lessee, all Lessor's right, title and interest in and to the replaced Car.

     (e) In the event that during the term of this Lease the use of any Car is requisitioned or taken by any governmental authority under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, Lessee's obligation to pay all installments of rent shall continue for the duration of such requisitioning or taking. Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such governmental authority as compensation for requisition or taking of possession. Any amount referred to herein which is payable to Lessee shall not be paid to Lessee, or if it has previously been paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment a Default shall have occurred and be continuing, but shall be paid to and held by Lessor as security for the obligations of Lessee under this Lease, and at such time as there shall not be continuing any such Default, such amount shall be paid to Lessee.

     (f) As used in this Lease, "Stipulated Loss Value" shall mean the product of the Total Cost of the Cars (as specified on the applicable Schedule) and the applicable percentage factor set forth on the Schedule of Stipulated Loss Values attached to the Schedule. After payment of the final payment of rent due under the term of this Lease, Stipulated Loss Value shall be determined as of the date of termination of this Lease, after payment of any rent due on such date, and the applicable percentage factor shall be the last percentage factor set forth on the Schedule of Stipulated Loss Values.

     14. INSURANCE.

     (a) Lessee will, at all times prior to the return of the Cars to Lessor, at its own cost and expense, cause to be carried and maintained (1) property damage insurance in respect of the Cars, and (2) public liability insurance with respect to third-party personal and property damage, and Lessee will continue to carry such insurance in such amounts and for such risks and with such insurance companies and subject to such self-insurance as reasonably may be acceptable to Lessor, but in any event not less comprehensive in amounts and against risks customarily insured against by Lessee in respect of equipment owned or leased by it similar in type to the Cars and consistent with prudent Class I railroad industry standards, if any, at such time. Any policies of insurance carried in accordance with this Section 14 and any policies taken out or altered in any material way, in substitution or replacement for any of such policies (i) shall provide that, if any such insurance is cancelled for any reason whatever or is altered in any material way, Lessor shall receive thirty (30) days' prior notice of such cancellation or alteration, (ii) shall name Lessor as an additional insured, and (iii) with respect to property damage insurance shall provide that in respect of the respective interest of Lessor, the insurance shall not be invalidated by any action or inaction of Lessee and shall insure Lessor's interest as it appears, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee provided that Lessee and Lessor have not caused, contributed to or knowingly condoned the said act or inaction. Lessee shall cause the property insurance on the Cars to provide that the proceeds up to the amount of the Stipulated Loss Value, for any loss or damage to any Car, if any, shall be payable to Lessor. Lessee shall, at its own cost and expense and so long as it is not then in Default, be entitled to make all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

     (b) Lessee shall, upon execution hereof and with respect to each renewal, furnish Lessor with (or cause to be furnished to Lessor) a certificate of insurance showing the insurance then maintained by Lessee pursuant to this
Section 14 and specifically enumerating the special provisions referenced in
Section 14(a).

     (c) So long as there is no Default which is then occurred or is continuing, fifty percent (50%) of the entire proceeds of any property or casualty insurance or third party payments for damages to any Car (including any Association of American Railroads interline settlements) received by Lessor shall be held by Lessor until, with respect to such Car, the repairs referred to in clause (x) below are made as specified therein or payment of the Stipulated Loss Value is made, and such entire proceeds will be paid either: (x) to Lessee promptly following receipt by Lessor of a written application signed by Lessee for payment to Lessee for repairing or restoring the Car which has been damaged, so long as (1) Lessee shall have complied with the applicable provisions of this Lease, and (2) Lessee shall have certified that any damage to such Car shall have been fully repaired or restored; or (y) if this Lease is terminated with respect to such Car because of an Event of Loss and Lessee has paid or cause to be paid the Stipulated Loss Value and all other amounts then due as a result thereof, such proceeds promptly shall be paid over to, or retained by, Lessee. The remaining fifty percent (50%) of the proceeds from any property and casualty insurance or third party payment for damages to any Car will paid immediately to Lessee, by Lessor, conditional on the use of these proceeds by Lessee for immediate full repair and restoration of the damaged Car(s) and further conditional on the fact that there has been no Default which is then occurred or is continuing.

     (d) At any time Lessor may, at its own cost and expense, carry insurance with respect to its interest in the Cars, provided that such insurance does not interfere with Lessee's ability to insure the Cars as required by this Section 14 or adversely affect Lessee's insurance or the cost thereof, it being understood that all salvage rights to each Car shall remain with Lessee's insurers at all times. Any insurance payments received from policies maintained by Lessor pursuant to the previous sentence shall be retained by Lessor without reducing or otherwise affecting Lessee's obligations hereunder.

     15. REPORTS; INSPECTION. (a) From time to time, at the reasonable request of Lessor, Lessee shall furnish Lessor with an accurate statement, as to the amount, description and reporting marks of the Cars then leased hereunder, and such other information concerning the condition or repair of the Cars as Lessor reasonably may request. (b) Lessor shall have the right, but not the obligation, at its expense to inspect the Cars and Lessee's records with respect thereto, during Lessee's normal business hours and upon reasonable prior notice to Lessee and provided that the Cars are on Lessee property (if the Cars not on Lessee property Lessee agrees to use its best efforts in assisting Lessor to obtain access to such premises); provided, however, that Lessee shall not be liable for any injury to, or the death of, any person exercising, on behalf of Lessor or any prospective user, the rights of inspection granted hereunder. No inspection pursuant to this Section 15 shall interfere with the use, operation or maintenance of the Cars or the normal conduct of Lessee's business, and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith. Lessor agrees that Lessor shall bear the risk of loss to any persons or property resulting from the exercise of Lessor's inspection rights, and Lessor agrees to hold Lessee harmless and indemnity Lessee against any loss or damage to any persons or property resulting from the exercise, of Lessor's inspection rights so long as such loss or damage is not the result of Lessee's gross negligence or the gross negligence of any person acting by, through or under Lessee.

     16. REDELIVERY OF CARS. Lessee shall provide to Lessor not less than one hundred eighty (180) and not more than two hundred forty (240) days' prior written notice before the end of the then applicable term of this Lease before returning the Cars. Upon expiration of the term of this Lease with respect to any Car which has not been purchased by Lessee pursuant to the exercise by Lessee of its purchase option hereunder or for which the Lessee has not already paid Lessor the Stipulated Loss Value thereof pursuant to Section 13 hereof, Lessee will, at its own cost and expense, redeliver or cause to be redelivered possession of such Car to Lessor (a) in the same condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof alone excepted, (b) free and clear of all liens, encumbrances or rights of others whatsoever (other than Permitted Liens), (c) in the condition required by Sections 9 and 10 hereof and in compliance with the provisions of Rider No. 2 attached hereto, (d) empty, clean and free from all Hazardous Substances (as hereinafter defined), and otherwise fully in compliance with all Environmental Laws (as hereinafter defined) and other applicable laws, (e) free of any markings other than markings pursuant to Section 7 hereof, and (f) having attached or affixed thereto any parts, alterations or additions and replacements considered a Required Modification. For the purpose of delivering possession of the Cars as required herein, Lessee shall, at Lessor's request and at Lessee's cost, risk and expense: (1) cause the Cars to be stored on such storage tracks at Lessee's facility or otherwise as Lessee reasonably may designate at not more than ten (10) locations, for up to one hundred twenty (120) days of such return date, without charge for rent or storage, and at Lessee's risk (and Lessee shall provide insurance during the storage period), until the Cars have been sold, leased or otherwise disposed of or repossessed by Lessor, and/or (2) forthwith return the Cars to any location or locations specified by Lessor within the Continental United States on or adjacent to tracks on which the Cars can be operated; provided, however, Lessor shall only be permitted to make a single election pursuant to Clause (1) or (2) for each Car. Upon request of Lessor and at Lessee's own cost and expense, three (3) copies of all maintenance logs kept by Lessee with respect to the Cars shall be made available to Lessor or its designee as soon as practicable after the return of such Car.

     The assembling, delivery, storage and transporting of the Cars as hereinabove provided shall be at the expense of Lessee and are of the essence of this Lease, and upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee so to assemble, deliver, store and transport the Cars. Subject to the restrictions in Section 15, during any storage period, Lessee will permit Lessor or any person designated by it, including the authorized representative or representatives of any prospective purchaser or user of the Cars, to inspect the Cars. In the event that any Cars are not purchased by the Lessee as provided in the Lease Documents and such Cars are not returned on the day following the termination for such Cars as set forth in the relevant Schedule, Lessee shall pay to Lessor rent at the rate set forth in Section 2 (pro-rated daily) ("Base Rent") which shall accrue from the date of termination for such Cars as set forth in the relevant Schedule until the first to occur of (i) the redelivery of such Cars to Lessor pursuant to the conditions required by this Lease, and (ii) the sixtieth (60th) day from the day of termination of the term for such Cars. Any Cars that have not been delivered to Lessor pursuant to and in the condition required by this Lease within sixty (60) days following termination of the term for such Cars shall thereafter accrue rent at a rate equal to one hundred twenty-five percent (125%) of Base Rent (pro-rated daily), increasing by an additional twenty-five percent (25%) of Base Rent on each thirty (30) day period thereafter until such Cars are returned in accordance with this Lease. All such amounts ("Holdover Rent") shall be payable at the end of each calendar month through and including the month in which such Car has been returned and acceptance of any Holdover Rent by the Lessor shall neither constitute a waiver of any of the terms of this Lease or constitute a renewal of this Lease; provided, however, that Holdover Rent shall not continue to accrue for each group of fifty (50) Cars (or the balance of all Cars should the remaining balance of Cars be less than fifty (50)) upon confirmation by Lessor that (i) such a group of Cars is assembled (pursuant to this Section 16), and (ii) all Cars in such group are in the condition required by this Lease. Lessor may, in its sole discretion, cause the Cars to be inspected by an inspector selected by Lessor at least sixty (60) days prior to the scheduled return or storage of the Cars, and, if Lessor causes such inspection, Lessor promptly shall provide Lessee with such inspector's written report identifying those repairs necessary to put the Cars in the condition required by this Lease. If any Car is not in the condition required by this Lease, Lessee shall pay the reasonable cost of such inspection. Lessee may complete such repairs prior to the return or storage of the Cars. If Lessee does not so repair, Lessee agrees to pay the cost of such repairs and further agrees to pay Lessor rent for the period of time reasonably necessary to accomplish such repairs based on a daily pro-rated amount of the previously prevailing rent. Lessor's acceptance of such rent on account of such delay or repair does not constitute a renewal of the term of this Lease or a waiver of Lessor's right to prompt return of such Car in proper condition

     17. INDEMNITY. (a) General. Lessee assumes and agrees to indemnify, defend
                        -------
and keep harmless Lessor, and any assignee of Lessor's rights, obligations, title or interests under any Schedule, its affiliates and their agents and employees ("Indemnitees"), from and against any and all Claims (other than such as may directly and proximately result from the gross negligence or willful misconduct of such Indemnitees), by paying (on an after-tax basis taking into account all relevant, current, and future costs and benefits) or otherwise discharging same, when and as such Claims shall become due. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against, provided that Lessor's failure to provide such notice shall not preclude Lessee's obligation to indemnify for any Claim so long as such failure does not materially prejudice Lessee. Lessee shall be entitled to control the defense thereof, so long as no Default has occurred and is then continuing and so long as there is no conflict of interest between Lessor and Lessee which, in Lessor's reasonable judgment, makes it inadvisable for Lessee to control the defense thereof. Lessor shall have the right to retain separate counsel to represent it in connection with any claim at its own expense, provided that if Lessor shall have retained such counsel as a result of a conflict of interest which would preclude Lessee and Lessor from being represented by the same counsel, the fees and expenses of such counsel shall be indemnified by Lessee hereunder. Lessor agrees that it will cooperate (at Lessee's expense) with all reasonable requests of Lessee in the defense of any action to which Lessor is entitled to indemnification and defense hereunder. For the purposes of this Lease, the term "Claims" shall mean all claims, allegations, harms, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (a) any Lease Document, or (b) the Cars, or any part thereof, including the ordering, acquisition, delivery, installation or rejection of the Cars, the possession, maintenance, use, condition, ownership or operation of any Car, and by whomsoever owned, used or operated, during the term of any Schedule with respect to that Car, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence or strict liability, any claim for patent, trademark or copyright infringement, and any Environmental Claim or Environmental Loss (as such terms are hereinafter defined), or the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Cars, or any item thereof. Notwithstanding the foregoing, Lessee shall not have any obligation for any Claim to the extent that such Claim results from (i) the willful misconduct or gross negligence of the party or entity seeking indemnification, (ii) the incorrectness or inaccuracy of any representation made by the party or entity seeking indemnification hereunder, (iii) any taxes other than as provided in Section 17(b) (taxes being the subject of a separate indemnity in Section 17(b), (iv) any Claims attributable to a Lien created by or through Lessor, (v) any Claims resulting from an assignment by Lessor pursuant to Section 21 (except an assignment in connection with the exercise by Lessor of its remedies in Section 18), (vi) and Claims arising in connection with any Cars after such Cars have been returned by Lessee to Lessor in the condition required by Section 16 following the expiration or early termination of the term for such Cars; provided, however, nothing contained herein shall relieve Lessee of its obligation to indemnify the Indemnitees for Claims which relate to or arise out of facts or conditions giving rise to any Claim which occurred or were in existence prior to such return, or (vii) any Liens created by or through Lessor.

     (b) Tax. (1) Lessee represents and warrants that: (A) Lessee shall not
         ---
permit any Car to be physically located outside the United States during more than fifty (50) percent of any taxable year of Lessee; and (B) the Cars are, and will be used by Lessee so as to remain, property eligible for the MACRS Deductions (as defined below).

          (2) If(A) by reason of (i) any act or failure to act of Lessee (including a breach of any covenant of Lessee set forth herein), or (ii) the misrepresentation of or breach by Lessee of any of the warranties and representations set forth in subpart (b)(1) of this Section, Lessor in computing its taxable income or liability for tax, shall lose, or shall not have, or shall lose the right to claim or there shall be disallowed or recaptured for Federal and/or state income tax purposes, in whole or in part, the benefit of MACRS Deductions; or (B) Lessor shall become liable for additional tax as a result of Lessee having replaced any Car pursuant to the terms of the Lease, or having added an attachment or made an alteration to the Cars, including (without limitation) any such attachment or alteration which would increase the productivity or capability of the Cars so as to violate the provisions of Rev. Proc. 75-21, 1975-1 C.B. 715, or Rev. Proc. 79-48, 1979-2 C.B. 529 (as either or both may hereafter be modified or superseded); or (C) Lessor shall be entitled to claim a lesser credit for foreign taxes against its Federal income tax liability for any taxable year than that to which Lessor would have been entitled if each item of income, gain, loss and deduction with respect to the Cars had been treated as income from sources within the United States pursuant to Section 861 of the Code; hereinafter referred to as a "Loss"; then Lessee shall pay Lessor the Tax Indemnification Payment as additional rent and Lessor shall revise the Schedule(s) of Stipulated Loss Values to reflect the Loss. As used herein, "MACRS Deductions" shall mean the deductions under Section 167 of the Internal Revenue Code of 1986, as now or hereafter amended (the "Code"), determined in accordance with the modified Accelerated Cost Recovery System with respect to the Total Cost of any item of the Cars using the accelerated method set forth in Section 168(b)(1) of the Code as in effect on the date of this Lease for property assigned to the 7-year class of property; "Lessor" shall be deemed to include the consolidated Federal taxpayer group of which Lessor or any Assignee (as applicable) is a member; and "Tax Indemnification Payment" shall mean such amount as, after consideration of (i) all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any governmental or taxing authority in the United States, and (ii) the amount of any interest or penalty which may be payable by Lessor in connection with the Loss, shall be required to cause Lessor's after-tax net return, calculated using the same assumptions used by Lessor to calculate the rent specified for the affected Cars on the date of the Schedule in which such Cars are listed except to the extent that the Loss changes (or any prior Loss changed) any of those assumptions, (the "Net Return") to be equal to, but no greater than, the Net Return computed consistently with current tax laws (and with the assumption that Lessor is taxed at the highest marginal Federal and state tax rates) as of the date of this Lease that would have been available to Lessor had the Loss not occurred.

          (3) Lessor shall be responsible for, and shall not be entitled to a Tax Indemnification Payment by Lessee on account of, any Loss to the extent arising as a result of the occurrence of any one or more of the following events: (a) the failure of Lessor to timely and properly claim MACRS Deductions in the tax return of Lessor unless in the reasonable opinion of Lessor's tax counsel there is no reasonable basis for such claim (a copy of which written opinion shall have been received by Lessee at least 30 days before the fling of the return on which Lessor failed to claim such MACRS Deductions); or (b) the failure of Lessor to have sufficient taxable income before application of the MACRS Deductions to offset the full amount of such MACRS Deductions; or (c) any event which by the terms of the Lease requires payment by Lessee of the Stipulated Loss Value if such payment is thereafter actually made to Lessor; or
(d) a sale of any item of the Cars or the Lease by Lessor unless in connection with an exercise of remedies after the occurrence of a Default.

          (4) Lessor promptly shall notify Lessee in writing of such Loss (provided that Lessor's failure to provide such notice shall not affect Lessee's obligation to indemnify Lessor unless such failure precludes a contest of such
Loss) and Lessee shall pay to Lessor the Tax Indemnification Payment within thirty (30) days after the latest of the following dates: (i) the date on which Lessor gives Lessee such notice of the occurrence of such Loss (which notice shall include a description in reasonable detail of such Loss and the calculation of the Tax Indemnification Payment requested by Lessor), (ii) the date on which Lessor files its federal income tax return, or makes a payment of estimated tax, in which such Loss is taken into account, and (iii) if Lessee has requested that such Loss be contested pursuant to Section 17(b)(5), the date of the final determination of such contest. For these purposes, a Loss shall occur upon the earliest of: (A) the happening of any event (such as disposition or change in use of any of the Cars) which will cause such Loss, (B) the payment by Lessor to the Internal Revenue Service or state taxing authority of the tax increase (including an increase in estimated taxes) resulting from such Loss;
(C) the date on which the Loss is realized by Lessor; or (D) the adjustment of the tax return of Lessor to reflect such Loss.

          (5) If Lessor receives from the Internal Revenue Service a written notice of a proposed adjustment or notice of deficiency which, if accepted by Lessor, would result in a Loss (a "Tax Claim"), Lessor shall send a copy of such notice (or the portion thereof relating to such Loss) to Lessee within thirty
(30) days after receiving such notice. Provided that no Default has occurred and is continuing, if Lessee so requests in writing within thirty (30) days after Lessee receives such written notice, accompanied by a written opinion of independent tax counsel selected by Lessee and reasonably acceptable to Lessor ("Tax Counsel") to the effect that there is a reasonable basis (within the meaning of ABA Formal Opinion 85-352) for contesting such Tax Claim, and discussing the authority in support of such opinion, Lessor shall in good faith contest such Tax Claim in appropriate administrative and/or judicial proceedings so long as the amount of such Tax Claim, together with any similar Tax Claim that may be made with respect to the Cars, is greater than $100,000 and Lessee acknowledges in writing its obligation to indemnify for such Loss unless the final determination of the contest demonstrates that Lessee is not required by this Section 17(b) to indemnify Lessor for such Loss (including all available appeals requested by Lessee in writing, and, in the case of an appeal of an adverse court decision, accompanied by a written opinion of Tax Counsel to the effect that there is a meritorious basis for appeal, but provided that Lessor shall not be required to seek Supreme Court review of an adverse decision ). Lessor shall control all aspects of the contest, considering in good faith any suggestions made by Lessee. Lessee shall pay all reasonable professional fees and other reasonable out-of-pocket expenses incurred by Lessor to contest such Tax Claim. Lessor may refuse to conduct a contest otherwise required under this Section 17(b)(5), or may settle any Tax Claim that Lessee has requested Lessor to contest without the prior written consent of Lessee, provided that in such event Lessee shall be relieved of its obligation under this Section 17(b) to pay Lessor any Tax Indemnification Payment for any Loss that was the subject of such Tax Claim or for any related Loss in any other taxable year to the extent that such settlement materially adversely affects a contest of such related Loss.

          (6) To the extent Lessor obtains a refund of any tax, penalty, addition to tax and/or interest for which Lessee has indemnified Lessor, Lessor shall pay to Lessee the amount of such refund plus the amount of any interest received by Lessor with respect to such refund, plus the amount of any Lessor tax saving resulting from such payment, provided that (i) the amount payable by Lessor under this Section 17(b)(6) (excluding the amount thereof, if any, representing interest received by Lessor with respect to such refund) shall not exceed the amount paid by Lessee with respect to such Loss, and (ii) Lessor shall not be required to pay such refund if a Default is continuing unless and until such Default ceases to exist.

          (7) To the extent that the income tax liability of Lessor with respect to any taxable year is reduced as a result of a Loss for which Lessee paid a Tax Indemnification Payment to Lessor, Lessor shall pay to Lessee the amount of such tax saving plus the amount of any additional Lessor tax saving resulting from such payment, provided that (i) the amount payable by Lessor under this Section 17(b)(7) shall not exceed the amount paid by Lessee with respect to such Loss, and (ii) Lessor shall not be required to make any such payment if a Default has occurred and is continuing unless and until such Default ceases to exist. Lessee shall indemnify Lessor for any refund or tax saving paid by Lessor to Lessee which subsequently becomes disallowed or recaptured.

          (8) Lessor shall cause each of its Affiliates to comply with the obligations of "Lessor" under this Section 17.

          (9) At Lessee's written request, Lessor's calculation of a Tax Indemnification Payment which is at least $50,000 Dollars shall be submitted to a nationally recognized public accounting firm selected by Lessor and reasonably acceptable to Lessee to verify the accuracy of Lessor's calculations. If Lessee pays a Tax Indemnification Payment before completion of such review, appropriate adjustments will be made after completion of the review to take into account any redetermination of such Tax Indemnification Payment by the accounting firm. Lessee shall pay the fees and expenses charged by the accounting firm for such review unless such accounting firm concludes that the Tax Indemnification Payment calculated by the Lessor exceeds the Tax Indemnification Payment properly due by an amount exceeding 10% of the Tax Indemnification Payment calculated by Lessor.

     (c) The obligations of Lessee and Lessor under this Section, which accrue during the term of this Lease, shall survive the expiration or termination of this Lease.

     18. DEFAULT; REMEDIES. (a) Lessee shall be deemed to be in default hereunder ("Default") if (1) Lessee shall fail to make any payment of rent or any other payment hereunder within ten (10) days after the same shall have become due; or (2) Lessee shall fail to obtain and maintain the insurance required herein; (3) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof to Lessee by Lessor , unless such failure is not curable within such thirty (30) days, and Lessee is diligently pursuing a cure, in which case Lessee shall have ninety (90) days written notice thereof to Lessee by Lessor to effect such cure; or (4) Lessee shall (A) not pay its debts generally as they become due within the meaning of the Bankruptcy Code; or (B) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Lessee or its property, and any such petition filed against Lessee is not dismissed within ninety (90) days; or (5) Lessee shall make or permit any unauthorized assignment or transfer of this Lease, a Schedule, the Cars or any interest therein; (6) any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter furnished with respect hereto by or on behalf of Lessee proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any material contingent or unliquidated liability or claim against Lessee; or (7) Lessee shall be in default under any (i) loan, lease, guaranty, installment sale or other financing agreement or financing contract, of which Lessor or any of its affiliates is a party or beneficiary, involving amounts owed in the aggregate in excess of Ten Million Dollars ($10,000,000) or (ii) any material obligation for the payment of borrowed money, for the deferred purchase price of property or any payment under any lease agreement involving amounts owed in the aggregate in excess of Ten Million Dollars ($10,000,000), and such default shall have been declared and not yet cured; or (8) (i) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any Person or (ii) if Lessee is a privately-held corporation and effective control of Lessee's voting stock, issued and outstanding from time to time, is not retained by the present stockholders excluding any initial public offering conducted by Lessee on or before December 31, 2001 (such actions under this Section 18(a)(8) being referred to as an "Event"), unless immediately prior to such Event: (A) such Person executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its reasonable discretion, containing such Person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in due and punctual manner, all of Lessee's obligations having previously arisen, or thereafter arising, under any Lease Document or Lessor shall have consented to the proposed disposition of stock in writing, as the case may be; and (B)(1) such Person or the new entity has a Net Worth equal to or greater than Lessee's Net Worth as of September 22, 2000, as published in Lessee's 10-Q as filed with the Securities and Exchange Commission and has a credit rating from Standard & Poor's equal to or better than B+; or (2) such Person or the new entity has a Net Worth of at least $25,000,000 greater than Lessee's Net Worth as of September 22, 2000, as published in Lessee's 10-Q as filed with the Securities and Exchange Commission. Accounting terms used herein (including the term "Net Worth") shall be as defined, and all calculations shall be made, in accordance with GAAP.

     (b) The occurrence of a Default with respect to any Schedule shall, at the sole discretion of Lessor, constitute a Default with respect to each or any Schedule. Notwithstanding anything set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Schedule.

     (c) Upon the occurrence of a Default Lessor may, at its option, declare this Lease and/or a Schedule to be in default by written notice to Lessee (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are authorized by Lessee:

          (i) require Lessee to assemble any or all of the Cars to such interchange point on the tracks of Lessee as Lessor shall designate; and/or to return promptly, at Lessee's expense, any or all of the Cars to Lessor at the location, in the condition and otherwise in accordance with all of the terms of
Section 6 hereof; and/or take possession of and render unusable by Lessee any or all of the Cars, wherever they may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (other than to premises) not attributable to the gross negligence or willful misconduct of Lessor or its agents (any such taking of possession shall constitute an automatic cancellation of this Lease as it applies to those items taken without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder);

          (ii) sell, re-lease or otherwise dispose of any or all of the Cars, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten

(10) days' prior written notice shall constitute adequate notice of such sale), with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs of such disposition (including, but not limited to, costs of transportation, possession, storage, refurbishing, advertising and brokers' fees), to the obligations of Lessee pursuant to this sub-part (ii), with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; or retain any or all of the Cars; and recover from Lessee damages, not as a penalty, but herein liquidated for all purposes as follows:

               (1) if Lessor elects to dispose of the Cars pursuant to a lease which is substantially similar to this Lease: in an amount equal to the sum of
(A) any accrued and unpaid rent due under this Lease as of the date of commencement (the "Commencement Date") of the term of the new lease, and (B) the present value as of the Commencement Date of the total rent for the then remaining term of this Lease minus the present value as of the Commencement Date of the rent under the new lease applicable to that period of the new lease term which is comparable to the then remaining term of this Lease, and (C) any incidental damages allowed under Uniform Commercial Code Article 2A - Leases ("Article 2A"), less expenses saved by Lessor in consequence of the Default ("Incidental Damages");

               (2) if Lessor elects to retain the Cars or to dispose of the Cars by sale, by re-lease (pursuant to a lease which is not substantially similar to this Lease), or otherwise: in an amount equal to the sum of: (A) any accrued and unpaid rent as of the date Lessor repossesses the Cars or such earlier date as Lessee tenders possession of the Cars to Lessor, (B) the present value as of the date determined under clause (A) of the total rent for the then remaining term of this Lease minus the present value as of the same date of the "market rent" (as defined in Article 2A) at the place where the Cars were located on that date computed for the same lease term, and (C) any Incidental Damages (provided, however, that if the measure of damages provided is inadequate to put Lessor in as good a position as performance would have, the damages shall be the present value of the profit, including reasonable overhead, Lessor would have made from full performance by Lessee, together with any incidental damages allowed under
Article 2A, due allowance for costs reasonably incurred and due credit for payments or proceeds of disposition);

          (iii) In lieu of the damages specified in subpart (ii), Lessor may recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount calculated as the sum of (1) the Stipulated Loss Value of the Cars (as determined as of the next date on which a payment is or would have been due after the declaration of a Default), together with all other sums due hereunder through the date of such payment with respect to such Cars; plus (2) the amount of all commercially reasonable cost and expenses incurred by Lessor in connection with repossession, recovery, storage, repair, sale, release or other disposition of the Cars, including reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting from Lessee's Default; provided, however, if Lessor has repossessed and disposed of the Cars, Lessor shall apply the Net Proceeds of such disposition to reimburse Lessee for an amount up to, but in no event exceeding, that portion of the Stipulated Loss Value that Lessee has paid to Lessor pursuant to this subpart (iii); as used herein, "Net Proceeds" shall mean (a), in the case of a disposition by sale, the gross selling price actually received, or (b), in the case of a disposition by lease, the present value of the rent actually due during that period of the new lease term which is comparable to the then remaining term of this Lease, or, if shorter, the new lease term plus the present value of the Lessor Risk Amount (as defined in the applicable Schedule) at the end of the Lease term, in each case less (A) amounts which (if not paid) would constitute a lien on the Cars for which Lessee is responsible for under this Lease, and (B) applicable sales, transfer, use or comparable taxes paid by Lessor. For purposes of the definition of Net Proceeds, the new lease payments shall be discounted at a rate equal to the rate implicit in the rent due during the term of this Lease in which the Default occurs;

          (iv) cancel this Lease as to any or all of the Cars; and/or

          (v) proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Lessee or to recover damages for the breach hereof; or exercise any other right or remedy available to Lessor at law or in equity.

          All amounts to be present valued shall be discounted at a rate equal to the discount rate of the Federal Reserve Bank of Richmond in effect on the applicable date. Unless otherwise provided above, a cancellation hereunder shall occur only upon written notice by Lessor to Lessee and only with respect to such items of the Cars as Lessor specifically elects to cancel in such notice. Except as to such Cars with respect to which there is a cancellation, this Lease shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder. In addition, Lessee shall be liable for all reasonable legal fees and other expenses incurred by reason of any Default or the exercise of Lessor's remedies, including all expenses incurred in connection with the return of any Cars in accordance with the terms of Section 16 hereof or in placing such Cars in the condition required by said Section. No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. The failure of Lessor to exercise the rights granted hereunder upon any Default by Lessee shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Default. In no event shall the execution of a Schedule constitute a waiver by Lessor of any pre-existing Default in the performance of the terms and conditions hereof.

     19. [INTENTIONALLY OMITTED.]

     20. LESSOR'S RIGHT TO PERFORM. If Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein and such failure can be cured with the payment of money, Lessor may itself make such payment or perform or comply with such agreement, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Late Charge Rate, to the extent permitted by applicable law, shall be payable by Lessee to Lessor on demand.

     21. ASSIGNMENT. (a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH SHALL NOT UNREASONABLY BE WITHHELD), LESSEE WILL NOT ASSIGN, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR ITS LEASEHOLD INTEREST, SUBLET THE CARS OR OTHERWISE PERMIT THE CARS TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE, ITS EMPLOYEES AND AGENTS PROVIDED, HOWEVER, THAT SO LONG AS NO EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, LESSEE SHALL HAVE THE RIGHT, WITHOUT LESSOR'S PRIOR CONSENT, TO PUT THE CARS IN THE POSSESSION OF ANY REPURABLE REPAIR FACILITY FOR THE PURPOSE OF ANY REPAIRS, MODIFICATIONS, CHANGES OR ALTERATIONS PERMITTED UNDER THE RELEVANT LEASE, SUCH WORK TO BE PERFORMED ON THE TERMS CONFERRING NO MORE THAN A CONTRACTUAL RIGHT AGAINST LESSEE AND NO RIGHT AGAINST THE CAR; AND, PROVIDED, FURTHER, THAT LESSEE MAY PLACE THE CARS INTO THE INTERCHANGE PROGRAM UNDER THE AAR INTERCHANGE RULES. No assignment or sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Lessee of its obligations hereunder and Lessee shall remain primarily liable hereunder. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of any Car. (b) Lessor may assign any or all of its rights, obligations, title and interest hereunder, or the right to enter into any Schedule ; provided, however, that no such assignment by Lessor may materially increase the burdens or risks placed on Lessee under the relevant Lease, or may resell (through syndication, assignment, participation or placements) an interest in any or all of the Cars, this Lease or any Schedule. Notwithstanding any assignment by Lessor, Lessee shall be entitled to continue to make payments to LaSalle National Leasing Corporation ("LaSalle"), as agent for any and all assignees of LaSalle, and Lessee shall not be required to provide notices to any parties other than to LaSalle, as agent for any and all assignees. Each Schedule, incorporating by reference the terms and conditions of this Lease, constitutes a separate instrument of lease, and the "Lessor" named therein or its assignee shall have all rights as "Lessor" thereunder separately exercisable by such named Lessor or assignee as the case may be, exclusively and independently of Lessor or any assignee with respect to other Schedules executed pursuant hereto. Lessee agrees to confirm in writing receipt of any notice of assignment, syndication, participation or placement, as reasonably may be requested by Lessor or any such assignee or participant (collectively, the "Assignee"). Without waiving any rights Lessee may have against Lessor, Lessee hereby waives and agrees not to assert against any such Assignee any defense, setoff, recoupment, claim or counterclaim which Lessee has or may at any time hereafter have against Lessor or any Person other than such Assignee, for any reason whatsoever. Lessee will provide reasonable assistance to Lessor in whatever manner necessary but at Lessor's expense in order to permit Lessor to complete any resale, syndication, assignment, participation or placement of the transaction contemplated by this Lease. Lessee agrees that any such assignment shall not materially change Lessee's duties or obligations under this Lease or any Schedule, or materially increase Lessee's risks or burdens. Upon such assignment and except as may otherwise by provided herein, all references in this Lease to Lessor shall include such Assignee. (c) Subject always to the foregoing, this Lease inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

     22. MISCELLANEOUS. (a) This Lease and the Schedules constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. (b) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (c) The representations, warranties and covenants of Lessee herein shall be deemed to be continuing on the closing hereunder. Each execution by Lessee of a Schedule shall be deemed a reaffirmation and warranty that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. The obligations of Lessee under Sections 9, 11, 16 and 17, which accrue during the term of this Lease, shall survive the termination of this Lease. The obligations of Lessor under Sections 11 and 17, which accrue during the term of this Lease, shall survive the termination Lease. (d) Lessor represents and covenants to Lessee that Lessor has full authority to enter into this Lease and that, conditioned upon Lessee performing all of the covenants and conditions hereof, as to claims of Lessor or persons claiming under Lessor, Lessee shall peaceably and quietly hold, possess and use the Cars during the term of this Lease subject to the terms and provisions hereof. Lessor further agrees to enforce Lessee's right of quiet enjoyment as provided for herein against Liens (as defined in Section 12) of third parties created by or through Lessor. (e) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed irrevocable and coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 11 hereof, but only to the extent that the same relates to the Cars. (f) LESSEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY LESSEE AND LESSEE HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSEE FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. (g) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective upon receipt. (h) This Lease shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of New York, as set forth below the signature of Lessor. (i) All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Lease shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated regardless of any investigation made by any such party or on behalf of any such party. (j) If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the next succeeding Business Day. (k) THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE CARS. (l) The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State of New York, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of New York. (m) This Lease and all of the other Lease Documents may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of such Schedule and incorporating the Lease by reference; and no security interest in this Lease and a Schedule may be created by the transfer or possession of any counterpart of such Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

     23. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any Schedule have the following meanings: (1) "applicable law" or "law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (2) "UCC" or "Uniform Commercial Code": the Uniform Commercial Code as in effect in the State of New York or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such other applicable version of the Uniform Commercial Code; (4) "governmental authority": any Federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign. (b) The following terms when used herein or in any Schedules shall be construed as follows: "herein," "hereof," "hereunder," etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); "including": containing, embracing or involving all of the enumerated items, but not limited to such items unless such term is followed by the words "and limited to," or similar words; and "or": at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to a law shall also mean such law as amended, superseded or replaced from time to time. (c) Unless otherwise expressly provided herein to the contrary, all actions that Lessee takes or is required to take under any Lease Document shall be taken at Lessee's sole cost and expense, and all such costs and expenses shall constitute claims and be covered by Section 17(a) hereof. (d) To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor's withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor's withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might result (in Lessor's discretion), in (A) an impairment of Lessor's rights, title or interests hereunder or under any Schedule or other Lease Document, or to the Cars, or (B) expose Lessor to any Claims, or (ii) to the extent Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities specified by Lessor to Lessee in writing. (e) As used herein, the following terms shall have the following meaning:

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

     (1) "Adverse Environmental Condition": shall mean (i) the existence or the continuation of the existence, of an Environmental Contamination (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Contamination), of, or exposure to, any substance, chemical, material, pollutant, Hazardous Substance, odor or audible noise or other release or emission in, into or onto the environment (including without limitation, the air, ground, water or any surface) at, in, by, from or related to any Car, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Car, or
          (iii) the violation, or alleged violation, of any Environmental Law, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Car.

     (2) "Affiliate" shall mean, with respect to any given Person, any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     (3) "Business Day" shall mean any day other than a Saturday, a Sunday or any day on which commercial banks are authorized or required by law to be closed in the States of Maryland or California.

     (4) "Environmental Claim" shall mean any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse affects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

     (5) "Environmental Contamination" shall mean any actual or threatened release, spill, emission, leaking, pumping, injection, presence, deposit, abandonment, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any Car, including, without limitation, the movement of any Hazardous Substance or other substance through or in the air, soil, surface water, groundwater or property.

     (6) "Environmental Law" shall mean any present or future federal, foreign, state or local law, ordinance, order, rule or regulation and all judicial, administrative and regulatory decrees, judgments and orders, pertaining to health, industrial hygiene, the use, disposal or transportation of Hazardous Substances, Environmental Contamination, or pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C.Section 9601 et seq.), the
                                                              -- ---
          Hazardous Material Transportation Act (49 U.S.C.Section 1801 et seq.),
                                                                       -- ---
          the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et
                                                                          --
          seq.), the Resource Conservation and Recovery Act (42 U.S.C.Section
          ---
          6901 et seq.), the Clean Air Act (42 U.S.C.Section 7401 et seq.), the
               -- ---                                             -- ---
          Toxic Substances Control Act (15 U.S.C.Section 2601 et seq.), the
                                                              -- ---
          Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.Section 1361 et seq.), the Occupational Safety and Health Act (19
               -- ---
          U.S.C.Section 651 et seq.), and the Hazardous and Solid Waste
                            -- ---
          Amendments (42 U.S.C.Section 2601 et seq.), as these laws have been or
                                            -- ---
          may be amended or supplemented, and any successor thereto, and any analogous foreign, state or local statutes, and the rules, regulations and orders promulgated pursuant thereto.

     (7) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of any Car arising out of or related to any Adverse Environmental Condition.

     (8) "Hazardous Substances" shall mean and include hazardous substances as defined in CERCLA; oil of any kind, petroleum products and their by-products, including, but not limited to, sludge or residue; asbestos containing materials; polychlorinated biphenyls; any and all other hazardous or toxic substances; hazardous waste, as defined in CERCLA; medical waste; infectious waste; those substances listed in the United States

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

          Department of Transportation Table (49 C.F.R. Section 172.101); explosives; radioactive materials; and all other pollutants, contaminants and other substances regulated or controlled by the Environmental Laws and any other substance that requires special handling in its collection, storage, treatment or disposal under the Environmental Laws.

     (9) "Person" shall mean any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Railcar Lease Agreement to be duly executed, under seal, as of the day and year first above set forth.

LASALLE NATIONAL LEASING CORPORATION            PACER INTERNATIONAL, INC.
Lessor                                          Lessee


By:                                   [SEAL]    By:                       [SEAL]
    ----------------------------------              ----------------------
Name:                                           Name:
     ---------------------------------------         ---------------------------
Title:                                          Title:
      --------------------------------------          --------------------------

     One West Pennsylvania Avenue                     1340 Treat Boulevard
     Suite 1000                                       Suite 200
     Towson, Maryland 21204                           Walnut Creek, CA 94596
     Facsimile:  (410) 769-9313                       Facsimile: 925-979-4215

                                       20